UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                               FORM 8-K

                            CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934


    Date of Report (Date of Earliest Event Reported): July 10, 2008


                    HALIFAX CORPORATION OF VIRGINIA
        (Exact name of registrant as specified in its charter)


                           1-08964               54-0829246
Virginia
  (State or other       (Commission File      (I.R.S. Employer
  jurisdiction of           Number)         Identification No.)
   incorporation)

          5250 Cherokee Avenue, Alexandria, Virginia   22312
         (Address of principal executive offices)  (Zip Code)


Registrant's telephone number, including area code:(703) 658-2400

                              N/A
     Former name, former address, and former fiscal year, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

     This document may include a number of "forward-looking statements" as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements reflect management's current views with respect to future events and financial performance and include statements regarding management's intent, belief or current expectations, which are based upon assumptions about future conditions that may prove to be inaccurate. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance, involve risk and uncertainties, and that as a result, actual results may differ materially from those contemplated by such forward-looking statements. Such risks include, among other things, the concentration of revenues, risks involved in contracting with our customers, including the difficulty to accurately estimate costs when bidding on a contract and the occurrence of start-up costs prior to receiving revenues and contracts with fixed price provisions, potential conflicts of interest, difficulties we may have in attracting and retaining management, professional and administrative staff, fluctuation in quarterly results, our ability to generate new business, our ability to maintain an effective system of internal controls, risks related to acquisitions and our acquisition strategy, continued favorable banking relationships, the availability of capital to finance operations and planned growth and ability to make payments on outstanding indebtedness, weakened economic conditions, reduced end-user purchases relative to expectations, pricing pressures, excess and obsolete inventory, acts of terrorism, energy prices, risks related to competition and our ability to continue to perform efficiently on contracts, and other risks and factors identified from time to time in the reports we file with the SEC. When considering forward-looking statements, readers are urged to carefully review and consider the various disclosures, including risk factors and their cautionary statements, made by us in this document and in our reports filed with the Securities and Exchange Commission.

ITEM 4.02(a) Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

     On July 10, 2008, the Audit Committee of Halifax Corporation of Virginia (the "Company") determined that a restatement of its annual report filed on Form 10-K for the years ended March 31, 2007 and 2006 was necessary.

During an interim review of the Company's records, management determined that a deferred tax liability should have been recorded related to the amortizable intangibles acquired through stock purchases of Microserv and AlphaNational during fiscal years ended March 31, 2004 and 2005, respectively.

The deferred tax liability would have approximated $621,000 at inception. If the deferred tax liability had been recorded, there would have been a corresponding increase to goodwill for the same amount. In subsequent years the deferred tax liability would have been reduced over the same period as the amortization of the related intangibles, as summarized below:



                              Fiscal year     Tax     Remaining
                                 ended      Benefit    Deferred
                               March 31,                 Tax
                                                      Liability
    (Amounts in thousands)
                                  2004      $     29 $        592
                                  2005            88          504
                                  2006           124          380
                                  2007           105          275


In connection with the sale of the Company's SNS business on December 31, 2005, the Company performed a goodwill impairment analysis as of that date. The goodwill impairment analysis determined the fair value of goodwill to be $2.9 million, the carrying value of goodwill on that date. Therefore, any goodwill resulting from the correction of this error would have been impaired as of December 31, 2005, and has been reflected as such in the restated numbers.

As a result of correcting this error, net income for fiscal year ended March 31, 2006 was reduced $497,000, which is comprised of a goodwill impairment charge of $621,000, offset by a reduction of income tax expense of $124,000. Fiscal year 2006 net income as reported was $1.5 million and as restated is $1.0 million. Retained earnings as of March 31, 2006 has been decreased by $380,000, which reflects the reduction of net income in fiscal year 2006 of $497,000, offset by an increase in retained earnings as of March 31, 2005 of $117,000 as a result of the correction of this error. The balance sheet as reported as of March 31, 2007 did not change as a result of the correction of this error.

In connection with the preparation of our income tax provision for the year ended March 31, 2007, we determined that it was not more likely than not that our deferred tax assets would be recoverable, and as such, provided for a full valuation allowance. As a result of the error discussed above, our deferred tax asset was overstated at March 31, 2007 by $380,000. Therefore, the impact of the correction of this error on the statement of operations for the fiscal year ended March 31, 2007 was a reduction in income tax expense and net loss for the year of approximately $380,000. After correction of this error, the reported loss for 2007 was restated from $2.8 million to $2.4 million.

The table below details the impact of the restatement on the Company's consolidated balance sheet and statement of operations for fiscal 2007.



                                 As      As restated    Change
                              reported
    Total assets                $23,837     $  23,837    $     -
    Stockholders' equity          5,203         5,203          -
    Revenue                      50,695        50,695          -
    Income tax expense
    (benefit)                     2,149         1,769        380
    Net loss                   $(2,790)     $ (2,410)    $   380

    Loss per share - basic
    and diluted                $  (.88)     $   (.76)    $ (.12)


The Company's audit committee discussed these matters with the Company's independent Registered Public Accounting Firm. Accordingly, the Company's consolidated financial statements included in the Company's annual report on Form 10-K for the year ended March 31, 2006 and 2007(the "Reports") should no longer be relied upon and the Reports will be restated to reflect the appropriate classification of the above items. The Company will file the appropriate correction in its report on Form 10-K for the year ended March 31, 2008 to effect these restatements on July 15, 2008.


ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

     (c)  Exhibits

          None

                               SIGNATURE




Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              HALIFAX CORPORATION OF VIRGINIA



Date:  July 15, 2008          By:  /s/Joseph Sciacca
                                   Joseph Sciacca
                                   Vice President, Finance & CFO